Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Dick Hobbs 414-347-3706

SENSIENT ANNOUNCES RESPONSE TO ACTIVIST HEDGE FUND

MILWAUKEE, WI – February 20, 2014 – Sensient Technologies Corporation (“Sensient” or the “Company,” NYSE: SXT) has received a letter from FrontFour Master Fund, Ltd., an exempted company formed under the laws of the Cayman Islands, expressing its intention to nominate four individuals to Sensient’s Board of Directors at the 2014 Annual Meeting of Shareholders.  Sensient has not announced the date of the 2014 Annual Meeting of Shareholders.
FrontFour Capital Group LLC (“FrontFour”), investment manager of FrontFour Master Fund, Ltd., is a self-described “event-driven” activist hedge fund from Greenwich, Connecticut.  FrontFour and its affiliates only recently acquired an interest in Sensient beginning in July 2013.  As of December 31, 2013, FrontFour and its affiliates reported control of approximately 0.7% of Sensient’s outstanding shares of common stock.  Since December 31, 2013, FrontFour and its affiliates have acquired control over additional shares and currently appear to control approximately 1.5% of Sensient’s outstanding shares of common stock.
In the event FrontFour were to file a proxy statement in support of its proposed slate of directors, the Board of Directors of Sensient Technologies Corporation would strongly oppose FrontFour’s four director candidates.  FrontFour is plainly seeking to exploit Sensient’s strong financial position and industry-leading businesses for short-term gains that are not in the long-term interests of Sensient’s shareholders and other stakeholders.  FrontFour’s stated plans would be disruptive and would imperil the continued successful implementation of Sensient’s strategy.  Furthermore, FrontFour’s opinion that the Company’s capital structure is sub-optimal is incorrect, as it completely ignores the clear benefits of Sensient’s very strong balance sheet and credit profile.

Sensient Technologies Corporation
February 20, 2014

Sensient recently reported its fourth consecutive year of record revenue and earnings.  Since 2009, Sensient has grown its diluted earnings per share, before restructuring expenses, at a compound annual growth rate of 9%.  During this period Sensient has made strategic investments and operational improvements that position the Company for future growth.  In 2013, Sensient’s management realigned its businesses to accelerate growth, increase margins and generate attractive returns to shareholders.  Sensient’s fourth quarter 2013 earnings per share, excluding restructuring charges, were up 15% over the prior year’s results.  Profits and margins in both the Color Group and in the Flavors & Fragrances Group were higher in the fourth quarter of 2013 compared to the prior year.  Indeed, FrontFour and its affiliates have realized approximately a 33% annualized return on shares of Sensient’s common stock purchased in July 2013.  Sensient’s strategy is delivering results and it will continue to drive growth in profits and margins over the next year and beyond.
Over the last twelve months, Sensient has successfully implemented a broad and strategic restructuring plan to generate significant savings and create a more efficient organization.  The plan, which was successfully completed in less than twelve months, will deliver annualized pre-tax savings in excess of $12 million.
Sensient also continues to strengthen its Flavors & Fragrances business.  During 2013, Sensient completed a global realignment of its Flavor business around the three key customer segments of Sweet, Savory and Beverage.  The realignment of the Flavor organization better focuses commercial and technical activities to leverage our global expertise and deliver innovation to customers.  Sensient also relocated its Flavors & Fragrances global headquarters and U.S. management to a new state-of-the-art facility in the Chicago suburb of Hoffman Estates.  The new location provides better access to customers and employee talent.  As a result of these actions in 2013, Sensient’s Flavors & Fragrances business has bright prospects for growth in 2014 and beyond.

Sensient Technologies Corporation
February 20, 2014

In February 2014, the Board of Directors elected Paul Manning to the position of President and Chief Executive Officer because of his track record creating exceptional and sustainable growth within Sensient’s Color Group.  Since 2009, the Color Group’s operating income has grown at a compound annual rate of 15%.  The Color Group’s operating margin in 2013 reached 21%, its highest level in over ten years.  Paul Manning’s effective leadership of Sensient’s Color Group irrefutably demonstrates that he is the business leader best able to lead the strategic growth and development of Sensient and its Flavors & Fragrances business.
And that strategy is already succeeding.  Sensient’s shareholder base has been very receptive of Sensient’s strategy to grow the business, particularly its strategy to improve the Flavors & Fragrances business.  Over the last twelve months, Sensient has generated a total return to shareholders of 37.3%.  This return was in excess of the returns earned by the Russell 2000 index, the S&P Midcap 400 index and Sensient’s specialty chemical peers, including International Flavors & Fragrances.  Sensient’s strategy will continue to focus on increasing returns to shareholders.  In addition to strategic investments that will grow the Company’s operating profit, Sensient has consistently returned capital to shareholders.  Sensient’s annual dividend payments to shareholders have increased in each of the last eight years.  Over this period, Sensient’s quarterly dividend payment has increased 53%.
In short, Sensient is an extremely strong company with a very healthy balance sheet.  As a result, it is an attractive target for short-term investors looking to “extract” value through an “event” without any consideration for the long-term financial strength of Sensient.   FrontFour’s letter suggests several possible “events” that would be in its own self-interest, but plainly not in the best interests of Sensient’s long-term shareholders, customers, employees and other stakeholders.  An unduly large stock buyback or the sale of one or more business units at this time would create uncertainty and a lack of financial flexibility as Sensient continues to invest in its businesses.  Any such event would create an enormous obstacle to the continued implementation of the Company’s strategy.

Sensient Technologies Corporation
February 20, 2014

Additionally, based upon a preliminary analysis, FrontFour’s nominees for Sensient’s Board of Directors appear to be career activists with very close relationships to FrontFour, spotty track records on creating shareholder value, questionable motives and little to no experience in the very Flavors and Fragrances business they are allegedly aiming to “fix.”  Furthermore, their attributes, skills and experience pale in comparison to those of Sensient’s current Board of Directors and potential future directors that have been and will continue to be vetted by Sensient’s Nominating and Corporate Governance Committee.
Significantly, FrontFour has never approached Sensient with any concerns about our results, financial condition, strategy or any other business issue.  Instead, FrontFour has chosen to spring its alleged concerns on Sensient in an abrupt manner calculated to cause disruption and to promote FrontFour’s self-interested agenda.

Additional Information

In connection with its 2014 Annual Meeting of Shareholders, Sensient will file a proxy statement and other documents regarding the 2014 Annual Meeting of Shareholders with the Securities and Exchange Commission (“SEC”) and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting of Shareholders.
SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.  THEY WILL CONTAIN IMPORTANT INFORMATION.

Sensient Technologies Corporation
February 20, 2014

Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Sensient at its website, www.sensient.com, or by writing to Sensient Technologies Corporation, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2014 Annual Meeting. Information concerning the Company’s participants is set forth in the proxy statement, dated March 15, 2013, for its 2013 Annual Meeting of Shareholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2014 Annual Meeting of Shareholders and other relevant materials will be filed with the SEC when they become available.

This release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) that reflect management's current assumptions and estimates of future economic circumstances, industry conditions, Company performance and financial results.  A variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results, including, but not limited to the factors noted in this press release and in the Management's Discussion and Analysis in our most recently filed annual report on Form 10-K for the year ended December 31, 2012, and quarterly report on Form 10-Q for the quarter ended September 30, 2013. The forward-looking statements in this press release speak only as to the date of this release.  Sensient Technologies Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company's customers include major international manufacturers representing most of the world's best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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